UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

VIAD CORP
(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 North Central Avenue, Suite 800, Phoenix, Arizona	85004-4545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 207-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 18, 2011, Viad Corp (the “Company”) entered into a $130 million Amended and Restated Credit Agreement with the lenders named in the agreement (the “Amended Credit Agreement”). JPMorgan Chase Bank, N.A. is Administrative Agent. Bank of America, N.A., KeyBank National Association, U.S. Bank National Association and Wells Fargo Bank, N.A. are Co-Documentation Agents. J.P. Morgan Securities LLC is Sole Lead Arranger and Sole Bookrunner. The Amended Credit Agreement amends and replaces in its entirety the Company’s $75 million Amended and Restated Credit Agreement, dated as of June 15, 2006, as amended (the “2006 Amended and Restated Credit Agreement”). The Amended Credit Agreement provides for a $130 million revolving credit facility. The credit facility may, under the Amended Credit Agreement, be increased up to an additional $50 million under certain circumstances. The Amended Credit Agreement extends the term of the credit facility from June 2011 to May 2016.

The Amended Credit Agreement contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable), including: material incorrectness of a representation or warranty when made; nonpayment of principal or interest when due; breach of covenants or other terms; acceleration or payment default on other material indebtedness; unsatisfied ERISA obligations beyond specified thresholds; multiemployer plan withdrawal liability obligations beyond specified thresholds; unstayed material judgment beyond specified periods; change of control of the Company; and, invalidation of any guaranty or collateral document under the Amended Credit Agreement. If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lenders’ commitments may be terminated. The occurrence of a bankruptcy or insolvency event of default will result in the automatic termination of commitments and acceleration of outstanding loans under the Amended Credit Agreement. The restrictive covenants in the Amended Credit Agreement are generally either the same or less restrictive than under the 2006 Amended and Restated Credit Agreement (such as increased dollar values of stock repurchases, dividends and other investments). The credit facility fees incurred by the Company for borrowing, and on the unused amount of the credit facility, have been reduced.

A copy of the Amended Credit Agreement is attached hereto as Exhibit 4 and is incorporated herein by reference, and the foregoing description is qualified by reference to the full text of the agreement set forth in Exhibit 4.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

(a) The information set forth under Item 1.01 above is incorporated herein as if fully set forth herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4 -	Copy of $130,000,000 Amended and Restated Credit Agreement (senior secured credit facility) dated as of May 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP
(Registrant)

May 24, 2011

By:  /s/ Deborah J. DePaoli
Deborah J. DePaoli
General Counsel and Secretary